Exhibit 5.1

DLA Piper LLP (US) 555 Mission Street, Suite 2400 San Francisco, California 94105 T 415.836.2500 F 415.836.2501 W www.dlapiper.com

September 15, 2014

Ross Stores, Inc.
5130 Hacienda Drive
Dublin, California 94568

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

     We serve as counsel to Ross Stores, Inc., a Delaware corporation (the “Company”), and have been requested to render this opinion in connection with the Registration Statement on Form S-3 of the Company (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on September 15, 2014, including the preliminary prospectus included therein at the time the Registration Statement becomes effective (the “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”), for registration by the Company of an unlimited amount of Securities (as defined below).

     As used herein, the term “Securities” includes (i) shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), (ii) one or more series of the Company’s preferred stock, $0.01 par value per share (the “Preferred Stock”), (iii) debt securities (the “Debt Securities”) issued in one or more series under a senior indenture (the “Senior Indenture”) to be entered into by the Company and U.S. Bank National Association, pursuant to a resolution duly adopted by the Company’s board of directors or a duly authorized committee thereof, (iv) stock purchase contracts and stock purchase units to purchase a particular combination of Securities as designated by the Company at the time of the offering (collectively, the “Purchase Agreements”), and (v) warrants to purchase shares of Common Stock or Preferred Stock as designated by the Company at the time of the offering (collectively, the “Warrants”). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) or any related free writing prospectus (each, a “Free Writing Prospectus”).

     In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

     (a) The Registration Statement;

     (b) The Corrected First Restated Certificate of Incorporation of Ross Stores, Inc., as amended by the Amendment of Certificate of Incorporation dated July 18, 2011, as in effect as of the date hereof (in the form attached to the Certificate (as defined below) (the “Charter”);

     (c) The Amended and Restated By-Laws of Ross Stores, Inc., as in effect on the date hereof (in the form attached to the Certificate) (the “Bylaws”);

     (d) The Senior Indenture;

     (e) Resolutions adopted by the Company’s Board of Directors relating to the authorization of the filing of the Registration Statement and to the issuance of the Securities, adopted by the Board of Directors at a meeting on May 21, 2014 (in the form attached to the Certificate);

     (f) A good standing certificate for the Company, dated as of a recent date, issued by the Secretary of State of the State of Delaware; and

     (g) A certificate executed by the Assistant Secretary of the Company (the “Certificate”), dated as of the date hereof, as to certain factual matters.

     In examining the Documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the completeness and authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the completeness and authenticity of the originals of such copies), the absence of other agreements or understandings among the parties that would modify the terms of the proposed transactions or the respective rights or obligations of the parties thereunder and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power and authority (corporate, trust, partnership or other) to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action (corporate, trust, partnership or other) and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to all factual matters relevant to the opinions set forth below, we have relied on the Certificate, which we assume to be truthful, accurate and complete, and on the oral and written statements and representations of officers of the Company, of public officials and others.

     We further assume that:

     (a) The issuance, sale, amount and terms of the Securities to be offered from time to time by the Company will be authorized and determined by proper action of the Board of Directors (or where permitted, a committee of the Board of Directors or designated officers) of the Company (each, a “Board Action”) in accordance with the Charter, Bylaws and applicable law, in each case so as not to result in a default under or breach of any instrument, document or agreement binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

     (b) The Company will not issue any Securities in excess of the number or amount authorized by a Board Action.

     (c) Prior to the issuance of any Preferred Stock (including Preferred Stock that is issuable upon the exercise or conversion, as applicable, of Warrants), or Common Stock (including Common Stock that is issuable upon the exercise or conversion, as applicable, of Warrants or convertible Preferred Stock), there will exist, under the Charter, the requisite number of authorized but unissued Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible), or Common Stock, as the case may be, and that all actions necessary to the creation of any such Preferred Stock (and securities of any class into which any Preferred Stock may be convertible), whether by classification or reclassification of existing capital stock or share designation, will have been taken.

     (d) For Common Stock or Preferred Stock represented by certificates (“Certificates”), appropriate Certificates representing Common Stock or Preferred Stock will be executed and delivered upon issuance and sale of any such Common Stock or Preferred Stock, as the case may be, and will comply with the Charter and Bylaws and applicable law. For Common Stock or Preferred Stock not represented by certificates, the applicable Board Action shall have been taken and, upon request of a stockholder of the Company, appropriate written statements (“Written Statements”) will be prepared and delivered to such stockholder upon issuance and sale of any such Common Stock or Preferred Stock, as the case may be, and will comply with the Charter and Bylaws and applicable law.

     (e) Any Debt Securities will be issued under the Senior Indenture, accompanied by an officer’s certificate, that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.

     (f) To the extent that the obligations of the Company under the Senior Indenture may be dependent upon such matters, the financial institution to be identified in such Senior Indenture as trustee or in any other specified capacity (the “Financial Institution”) will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the Financial Institution will be duly qualified to engage in the activities contemplated by such agreement; such agreement will have been duly authorized, executed, and delivered by the Financial Institution and will constitute the legally, valid and binding obligation of the Financial Institution enforceable against the Financial Institution in accordance with its terms; the Financial Institution will be in compliance, generally, with respect to acting under such agreement, with applicable laws and regulations; and the Financial Institution will have the requisite organizational and legal power and authority to perform its obligations under such agreement.

     (g) Appropriate debentures, notes, bonds and/or other evidences of indebtedness evidencing the Debt Securities will be executed and authenticated in accordance with the Senior Indenture, and accompanied by an officer’s certificate, will be delivered upon the issuance and sale of the Debt Securities and will comply with the Senior Indenture and any accompanying officer’s certificate, the Charter and Bylaws and applicable law.

     (h) Prior to the issuance of any stock purchase units or stock purchase contracts pursuant to a Purchase Agreement, there will exist, under the Charter, the requisite number of authorized but unissued shares of Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible), or Common Stock, as the case may be, and that all actions necessary to the creation of any such Purchase Agreements and securities offered thereunder, whether by classification or reclassification of existing capital stock or share designation, will have been taken.

     (i) Any Purchase Agreements will be duly authorized, executed and delivered by the Company and a third party in accordance with the provisions of the Purchase Agreements, and the Securities issued in connection with the Purchase Agreements will be duly authorized, executed and delivered by the Company in accordance with the provisions of the Purchase Agreements.

     (j) Any Warrants will be issued under a valid and legally binding warrant agreement (a “Warrant Agreement”) that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus and will comply with the Charter and Bylaws and applicable law.

     (k) To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, the financial institution to be identified in such Warrant Agreement as warrant agent (the “Warrant Agent”) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Warrant Agent will be duly qualified to engage in the activities contemplated by such Warrant Agreement; such Warrant Agreement will have been duly authorized, executed and delivered by the Warrant Agent and will constitute the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; the Warrant Agent will be in compliance, generally, with respect to acting as Warrant Agent under such Warrant Agreement, with applicable laws and regulations; and the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.

     (l) The underwriting or other agreements for offerings of the Securities (each, an “Underwriting Agreement,” and collectively, the “Underwriting Agreements”) will be valid and legally binding contracts that conform to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.

     (m) At the time of the offer, sale and issuance of any Securities, the Registration Statement will remain effective under the Securities Act.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     (1) Upon an issuance of Certificates or Written Statements, if any, as the case may be, representing Common Stock, against payment therefor in accordance with the terms and provisions of the applicable Board Action, the terms of the Charter, Bylaws and applicable law, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of Certificates or Written Statements, if any, for Common Stock pursuant to the exercise of one or more Warrants or the conversion of one or more series of the Debt Securities or Preferred Stock convertible into Common Stock, such Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

     (2) Upon an issuance of Certificates or Written Statements, if any, as the case may be, representing Preferred Stock, against payment therefor in accordance with the terms and provisions of the applicable Board Action, the terms of the Charter, Bylaws and applicable law, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of Certificates or Written Statements, if any, for Preferred Stock pursuant to the exercise of one or more Warrants or the conversion of one or more series of the Debt Securities, such Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

     (3) Upon issuance and delivery of certificates for such Debt Securities against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Debt Securities and the Base Indenture, any Supplemental Indenture (and/or an officer’s certificate, if any), the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of such Debt Securities pursuant to the conversion or exercise of one or more series of Securities convertible into or exercisable for Debt Securities, the Debt Securities represented by such certificates will be duly authorized and, when duly authenticated in accordance with the terms of the Base Indenture and any Supplemental Indenture, will be valid and legally binding obligations of the Company.

     (4) Upon execution, issuance, and delivery of any Purchase Agreements against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Charter, Bylaws and applicable law, the Purchase Agreement, the Registration Statement, the Prospectus, the applicable Prospectus Supplement, and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, such stock purchase units or stock purchase contracts, as applicable, will be duly authorized and constitute valid and legally binding obligations of the Company.

     (5) Upon execution, issuance, and delivery of the Warrants against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Charter, Bylaws and applicable law, the Warrant Agreement, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, the Warrants will be duly authorized and constitute valid and legally binding obligations of the Company.

     In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

     (a) The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

     (b) We do not express any opinion herein concerning any law other than the Delaware General Corporation Law and the law of the State of New York (including the statutory provisions, all applicable provisions of the Constitution of Delaware and the New York Constitution and the reported judicial decisions interpreting the foregoing). The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

     (c) We express no opinion as to compliance with the securities (or “blue sky”) laws of any jurisdiction.

     (d) The opinion stated herein relating to the validity and binding nature of obligations of the Company is subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     (e) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA PIPER LLP (US)